                                                                    EXHIBIT 11.1

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
              FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND
            FOR THE PERIOD FROM AUGUST 24, 1994 TO DECEMBER 31, 1994

                                                    Year ended      Year ended      Aug. 24 to
(In thousands, except per share data)              Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1994
--------------------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding                              11,512          8,171       7,675
Dilutive effect of outstanding stock options
  (determined under the Treasury Stock Method)               --             --          --
--------------------------------------------------------------------------------------------------
Weighted average number of common and
  common equivalent shares outstanding                   11,512          8,171       7,675
--------------------------------------------------------------------------------------------------
Income before extraordinary loss                      $  12,745      $   8,426   $   2,791
Extraordinary loss, net of minority interest                 --             --      (1,993)
--------------------------------------------------------------------------------------------------
Net income                                            $  12,745      $   8,426   $     798
--------------------------------------------------------------------------------------------------
Per share data
  Income before extraordinary loss                    $    1.11      $    1.03   $    0.36
  Extraordinary loss, net of minority interest               --             --       (0.26)
--------------------------------------------------------------------------------------------------
  Net income                                          $    1.11      $    1.03   $    0.10
 --------------------------------------------------------------------------------------------------